Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-95743, No. 333-121275 and No. 333-157437) of our report, dated June 29, 2011, relating to the financial statements and supplemental schedules of the Baldwin Technology Profit Sharing and Savings Plan, which appear in this Annual Report on Form 11-K of the Baldwin Technology Profit Sharing and Savings Plan for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP
Stamford, Connecticut
June 29, 2011

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